Exhibit 10.1
Assumption Agreement and Seventh Amendment to Loan and Security Agreement

Existing Borrower	Cardlytics, Inc
Address:	675 Ponce de Leon Avenue NE, Suite 6000 Atlanta, Georgia 303
Additional Borrower	BSpears Merger Sub II, a Delaware limited liability
Address:	13501 Galleria Circle, Suite 300, Austin, T
Date:	April 7, 2021
THIS ASSUMPTION AGREEMENT AND SEVENTH AMENDMENT TO LOAN AND
SECURITY AGREEMENT (this “Amendment”) is entered into between PACIFIC WESTERN BANK, a California state-chartered bank (“PWB”), as Agent and Lender, the other lenders from time to time party to the Loan Agreement, the existing borrower named above (“Existing Borrower”), and the additional borrower named above (“Additional Borrower” together with the Existing Borrower, the “Borrower”). PWB and lenders that may hereafter join as lenders under the Loan Agreement (as defined below) are herein sometimes collectively referred to as “Lenders” and individually as a “Lender”. PWB, in its capacity as administrative and collateral Agent for the Lenders, is referred to herein as the “Agent” (which term shall include any successor Agent in accordance with terms hereof).
Agent, Lenders and Borrower agree to amend the Loan and Security Agreement between them, dated May 21, 2018 (as amended, the “Loan Agreement”), as follows, effective as of the date hereof except as otherwise provided below. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)
Borrower has advised Agent and Lenders that Borrower has entered into that certain Agreement and Plan of Reorganization dated as of February 26, 2021 by and among Borrower, BSPEARS MERGER SUB I, INC., a Delaware corporation and a wholly owned Subsidiary of Existing Borrower (“Merger Sub I”), BSPEARS MERGER SUB II, LLC, a Delaware limited liability company and a wholly owned Subsidiary of Existing Borrower (“Merger Sub II”), DOSH HOLDINGS, INC., a Delaware corporation (the “Pre-Merger Company”), and FORTIS ADVISORS LLC, a Delaware limited liability company solely in its capacity as the representative of the Pre-Merger Company stockholders (the “Stockholder Representative”) (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub I will merge with and into Pre-Merger Company (the “First Merger”), and Pre-Merger Company shall be the surviving entity of such merger (“First Merger Surviving Company”) and promptly thereafter, the First Merger Surviving Company will merge with and into Merger Sub II (“Second Merger” and together with the First Merger, the “Mergers”), and Merger Sub II shall be the surviving entity of such merger
(“Surviving Company”). As a result of the Mergers, Surviving Company shall become a wholly owned Subsidiary of Borrower.
Existing Borrower and Additional Borrower wish to add Additional Borrower as a Borrower under the Loan Agreement and the other Loan Documents as herein set forth. Agent and Lenders hereby agree to add Additional Borrower as a “Borrower under” the Loan Agreement and other Loan Documents, as herein set forth, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth herein.

Exhibit 10.1
1.Assumption.
a.Assumption by Additional Borrower and Addition of Additional Borrower as a “Borrower” under the Loan Agreement. Additional Borrower hereby (i) joins as a Borrower under the Loan Agreement and any and all other present and future documents, instruments and agreements relating thereto (with the Loan Agreement, collectively, the “Loan Documents”), (ii) assumes, as a joint and several obligor, and agrees to pay and perform when due all present and future indebtedness, liabilities and obligations of Existing Borrower, under, based upon, or arising out of the Loan Agreement and all other Loan Documents, including without limitation all of the “Obligations” as defined in the Loan Agreement, and (iii) agrees to perform all duties and obligations of the “Borrower” under the Loan Agreement and all other Loan Documents. All parties agree that all references in the Loan Agreement and the other Loan Documents to “Borrower” shall be deemed to refer, individually and collectively, and jointly and severally, to Existing Borrower and Additional Borrower, and, without limiting the generality of the foregoing, all references in the Loan Agreement and this Agreement to “Collateral”, “Accounts”, “Deposit Accounts”, “Equipment”, “General Intangibles”, “Inventory”, “Investment Property”, “Other Property”, shall include without limitation the foregoing now owned or hereafter acquired by Additional Borrower and now owned or hereafter acquired by Existing Borrower, and all references in the Loan Agreement and this Agreement to “Obligations” shall include without limitation all present and future “Obligations” of Additional Borrower and Existing Borrower.
b.Obligations. Additional Borrower acknowledges that the Obligations are due and owing to Lender from Existing Borrower, and upon the effectiveness hereof will be due and owing from Additional Borrower, without any defense, offset or counterclaim of any kind or nature whatsoever.
c.Grant of Security Interest by Additional Borrower. Without limiting the generality of the provisions of Section 1.1 above, as security for all Obligations, Additional Borrower hereby grants Lender a continuing security interest in all of the following, whether now owned or hereafter acquired, and wherever located: All of the Collateral of Additional Borrower. All references in the Loan Agreement to Collateral shall be deemed to refer to all present and future Collateral of Existing Borrower and Additional Borrower. Additional Borrower hereby authorizes Lender to prepare and file such financing statements, amendments and continuation statements as Lender may require to perfect or continue Lender’s security interest in the Collateral or to effect the purposes of this Amendment and the Loan Agreement.
d.Representations of Additional Borrower. Without limiting the generality of the provisions of Section 1.1 above, Additional Borrower represents and warrants that all representations and warranties of the “Borrower” under the Loan Agreement and other Loan Documents are true and correct in all material respects as to Additional Borrower.
e.Existing Borrower Indemnity to Additional Borrower. Existing Borrower hereby agrees to indemnify Additional Borrower and hold it harmless, from and against any and all claims, debts, liabilities, demands, obligations, actions, costs and expenses, of every nature and description, which Additional Borrower may sustain or incur, based upon, arising out of, or in any way relating to (i) Additional Borrower’s assumption of the Obligations of Existing Borrower as set forth herein, or (ii) Additional Borrower’s acknowledgment regarding multiple borrowers and suretyship waivers with respect to Existing Borrower as set forth herein, or (iii) its grant of a security interest in its assets to Lender, or (iv) any other obligation incurred or transfer made by Additional Borrower under or in connection with this Amendment, or any other document, instrument, or agreement relating hereto.
2.Amendments to Loan Agreement. Agent, Lender and Borrower (jointly and severally, Existing Borrower and Additional Borrower) agree to amend the Loan Agreement, as follows:
a.Modification to Negative Covenants. Section 5.5(xi) of the Loan agreement is hereby amended by restating clause (g) thereof to read as follows:

Exhibit 10.1
i.“(g) Borrower may purchase a capped call transaction in connection with the offering of the 2020 Convertible Notes, as provided in clause (x) of the definition of “Permitted Investments” and (h) dividends and distributions made by a Subsidiary of Borrower to Borrower”;
b.Modification to Definitions. Section 8 of the Loan Agreement is hereby amended by adding the following definition thereto, in alphabetical order, to read as follows:
i.“Parent” means, Cardlytics, Inc., a Delaware corporation.
ii.“Seventh Amendment” means that certain Assumption Agreement and Seventh Amendment to Loan and Security Agreement, dated as of April 7, 2021 by and among, Agent, Lenders and Borrower.
iii.“Seventh Amendment Effective Date” means April 7 2021.
c.Modification to Permitted Indebtedness. Clause (vi) of the definition of Permitted Indebtedness set forth in Section 8 of the Loan agreement, is hereby amended and restated to read as follows:
i.“(vi) Indebtedness of Borrower to any Subsidiary of Borrower or another Borrower;”
d.Modification to Permitted Investments. Clause (ii) and (iii) of the definition of Permitted Investments set forth in Section 8 of the Loan agreement, is hereby amended and restated to read as follows:
i.“(ii) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, commercial paper maturing no more than one year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, Agent’s or a Lender’s certificates of deposit maturing no more than one year from the date of investment therein, and Agent’s or a Lender’s money market accounts; Investments in regular deposit or checking accounts held with Agent or a Lender or subject to a control agreement in favor of Agent for the benefit of Lenders; provided that until such time as the condition set forth in Section 3.1 of the Seventh Amendment is satisfied, BSpears Merger Sub II, LLC (or its successor) shall not hold more than $10,000,000 in cash or cash equivalents with a depository bank or financial institution, outside of PWB;
ii.(iii) (A) Investments of a Borrower in another Borrower; provided that that until such time as the condition set forth in Section 3.1 of the Seventh Amendment is satisfied, no investments made by Parent into BSpears Merger Sub II, LLC (or its successor) shall exceed $20,000,000 in the aggregate, and (B) Investments in Foreign Subs permitted by Section 8(d) of the Schedule”
e.Addition of Multiple Borrowers; Suretyship Waivers. A new Section 9.23 is hereby added to the end of Section 9.22 of the Loan Agreement, to read as follows:
i.“9.20 Multiple Borrowers; Suretyship Waivers. At any time that there are more than one Borrower, the following provisions shall apply:

Exhibit 10.1
1.Borrowers’ Agent. Each Borrower hereby irrevocably appoints each other Borrower, as the agent, attorney-in-fact and legal representative of all Borrowers for all purposes, including requesting disbursement of Loans and receiving account statements and other notices and communications to Borrowers (or any of them) from Lender. Lender may rely, and shall be fully protected in relying, on any request for a Loan, disbursement instruction, report, information or any other notice or communication made or given by any Borrower, whether in its own name, as Borrowers’ agent, or on behalf of one or more Borrowers, and Lender shall not have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such request, instruction, report, information, other notice or communication, nor shall the joint and several character of Borrowers’ obligations hereunder be affected thereby. In the discretion of the Lender, the Cash Collateral Account may be in the name of any one or more of the Borrowers, and checks and other payments made payable to any Borrower may be deposited into such Cash Collateral Account.
ii.Waivers. Each Borrower hereby waives: (i) any right to require Lender to institute suit against, or to exhaust its rights and remedies against, any other Borrower or any other person, or to proceed against any property of any kind which secures all or any part of the Obligations, or to exercise any right of offset or other right with respect to any reserves, credits or deposit accounts held by or maintained with Lender or any indebtedness of Lender to any other Borrower, or to exercise any other right or power, or pursue any other remedy Lender may have;

Exhibit 10.1
1.(ii) any defense arising by reason of any disability or other defense of any other Borrower or any Guarantor or any endorser, co-maker or other person, or by reason of the cessation from any cause whatsoever of any liability of any other Borrower or any Guarantor or any endorser, co- maker or other person, with respect to all or any part of the Obligations, or by reason of any act or omission of Lender or others which directly or indirectly results in the discharge or release of any other Borrower or any Guarantor or any other person or any Obligations or any security therefor, whether by operation of law or otherwise; (iii) any defense arising by reason of any failure of Lender to obtain, perfect, maintain or keep in force any Lien on, any property of any Borrower or any other person; (iv) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any other Borrower or any Guarantor or any endorser, co-maker or other person, including without limitation any discharge of, or bar against collecting, any of the Obligations (including without limitation any interest thereon), in or as a result of any such proceeding. Until all of the Obligations have been paid, performed, and discharged in full, nothing shall discharge or satisfy the liability of Borrower hereunder except the full performance and payment of all of the Obligations. If any claim is ever made upon Lender for repayment or recovery of any amount or amounts received by Lender in payment of or on account of any of the Obligations, because of any claim that any such payment constituted a preferential transfer or fraudulent conveyance, or for any other reason whatsoever, and Lender repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over Lender or any of its property, or by reason of any settlement or compromise of any such claim effected by Lender with any such claimant (including without limitation any other Borrower), then and in any such event, Borrower agrees that any such judgment, decree, order, settlement and compromise shall be binding upon Borrower, notwithstanding any revocation or release of this Agreement or the cancellation of any note or other instrument evidencing any of the Obligations, or any release of any of the Obligations, and Borrower shall be and remain liable to Lender under this Agreement for the amount so repaid or recovered, to the same extent as if such amount had never originally been received by Lender, and the provisions of this sentence shall survive, and continue in effect, notwithstanding any revocation or release of this Agreement. Each Borrower hereby expressly and unconditionally waives all rights of subrogation, reimbursement and indemnity of every kind against any other Borrower, and all rights of recourse to any assets or property of any other Borrower, and all rights to any collateral or security held for the payment and performance of any Obligations, including (but not limited to) any of the foregoing rights which Borrower may have under any present or future document or agreement with any other Borrower or other person, and including (but not limited to) any of the foregoing rights which Borrower may have under any equitable doctrine of subrogation, implied contract, or unjust enrichment, or any other equitable or legal doctrine. Each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under any statutory or common law suretyship defenses or marshalling rights, now and hereafter in effect.

Exhibit 10.1
iii.Consents. Each Borrower hereby consents and agrees that, without notice to or by Borrower and without affecting or impairing in any way the obligations or liability of Borrower hereunder, Lender may, from time to time before or after revocation of this Agreement, do any one or more of the following in Lender’s sole and absolute discretion: (i) accept partial payments of, compromise or settle, renew, extend the time for the payment, discharge, or performance of, refuse to enforce, and release all or any parties to, any or all of the Obligations; (ii) grant any other indulgence to any Borrower or any other person in respect of any or all of the Obligations or any other matter; (iii) accept, release, waive, surrender, enforce, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property of any kind securing any or all of the Obligations or any guaranty of any or all of the Obligations, or on which Lender at any time may have a Lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property; (iv) substitute or add, or take any action or omit to take any action which results in the release of, any one or more other Borrowers or any endorsers or Guarantors of all or any part of the Obligations, including, without limitation one or more parties to this Agreement, regardless of any destruction or impairment of any right of contribution or other right of Borrower; (v) apply any sums received from any other Borrower, any Guarantor, endorser, or co-signer, or from the disposition of any Collateral or security, to any indebtedness whatsoever owing from such person or secured by such Collateral or security, in such manner and order as Lender determines in its sole discretion, and regardless of whether such indebtedness is part of the Obligations, is secured, or is due and payable. Borrower consents and agrees that Lender shall be under no obligation to marshal any assets in favor of Borrower, or against or in payment of any or all of the Obligations. Borrower further consents and agrees that Lender shall have no duties or responsibilities whatsoever with respect to any property securing any or all of the Obligations. Without limiting the generality of the foregoing, Lender shall have no obligation to monitor, verify, audit, examine, or obtain or maintain any insurance with respect to, any property securing any or all of the Obligations.
iv.Independent Liability. Each Borrower hereby agrees that one or more successive or concurrent actions may be brought hereon against Borrower, in the same action in which any other Borrower may be sued or in separate actions, as often as deemed advisable by Lender. Each Borrower is fully aware of the financial condition of each other Borrower and is executing and delivering this Agreement based solely upon its own independent investigation of all matters pertinent hereto, and Borrower is not relying in any manner upon any representation or statement of Lender with respect thereto. Each Borrower represents and warrants that it is in a position to obtain, and each Borrower hereby assumes full responsibility for obtaining, any additional information concerning any other Borrower’s financial condition and any other matter pertinent hereto as Borrower may desire, and Borrower is not relying upon or expecting Lender to furnish to it any information now or hereafter in Lender’s possession concerning the same or any other matter.
v.Subordination. All indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Obligations and Borrower holding the indebtedness shall take all actions reasonably requested by Lender to effect, to enforce and to give notice of such subordination.
f.Modification to Reporting. Section 6(c) and (e) of the Schedule to the Loan Agreement are amended and restated to read as follows:
i.“(c) Quarterly unaudited financial statements of Borrower, on a consolidated and consolidating basis, as soon as available, and in any event within 45 days after the end of fiscal quarter;
ii.(e) Annual financial statements of Borrower, on a consolidated basis, as soon as available, and in any event within 90 days following the end of Borrower’s fiscal year, certified by, and with an unqualified opinion of, independent certified public accountants of nationally recognized standing or otherwise reasonably acceptable to Agent;”

Exhibit 10.1
g.Modification to Exhibit A – Agented Credit Provisions. The definition of Total Credit Exposure set forth in Exhibit A (Agented Credit Provisions) to the Loan Agreement is hereby amended and restated to read as follows:
i.“Total Credit Exposure” of all Lenders is $50,850,000. The “Total Credit Exposure” of PWB is $50,850,000, which amount shall be adjusted as of the date additional Persons join as Lenders in accordance herewith.
3.Covenants Regarding Additional Borrower. Additional Borrower agrees to comply with the following covenants:
a.Deposit Accounts. Within 90 days after the Seventh Amendment Effective Date, Additional Borrower shall at all times maintain all of its Deposit Accounts and all of its investment accounts with PWB.
b.Cash Collateral Account. Within 90 days after the Seventh Amendment Effective Date, Additional Borrower agrees to establish (i) a post office box, as designated by Agent (the “Additional Borrower Lockbox”), over which Agent shall have exclusive and unrestricted access; and (ii) a cash collateral account at PWB in Additional Borrower’s name (the “Additional Borrower Cash Collateral Account”), over which PWB and Agent shall have exclusive and unrestricted access. Commencing within 30 days after the Seventh Amendment Effective Date and continuing at all times thereafter, Additional Borrower shall immediately deposit any funds received by Additional Borrower from any source (including without limitation all proceeds of Accounts and all other Collateral) into the Additional Borrower Cash Collateral Account, and Additional Borrower shall direct all of its Account Debtors (i) to make any wire or other electronic transfer of funds owing to Additional Borrower directly to the Additional Borrower Cash Collateral Account, and (ii) to mail or deliver all checks or other forms of payment for amounts owing to Additional Borrower to the Additional Borrower Lockbox. Except for funds deposited into the Additional Borrower Cash Collateral Account, all funds received by Additional Borrower from any source shall immediately be directed to the Additional Borrower Lockbox. Agent shall collect the mail delivered to the Additional Borrower Lockbox, open such mail, and endorse and deposit all items to the Additional Borrower Cash Collateral Account. Upon the establishment of the Additional Borrower Lockbox and the Additional Borrower Cash Collateral Account, all references to the “Lockbox” and the “Cash Collateral Account” in the Loan Documents, shall include references to the Additional Borrower Lockbox and the Additional Borrower Cash Collateral Account, as applicable.
c.Landlord Agreement – Texas Lease. Within 60 days after the Seventh Amendment Effective Date, Additional Borrower shall, use commercially reasonable efforts to cause the landlord of the following premises to execute and deliver to Agent, in form reasonably acceptable to Agent, a landlord agreement with respect to the Collateral held at such premise: 13501 Galleria Circle, Suite 300, Austin, TX 78738.
d.Post-Closing Insurance Requirements. Within 30 days after the Seventh Amendment Effective Date, Additional Borrower shall provide the following to Agent:
i.Property Insurance. A Lender’s Loss Payable endorsement showing Agent as a lender’s loss payee.
ii.Liability Insurance. An endorsement to Borrower’s liability insurance policy showing Agent as an additional insured.
4.Additional Documents. This Agreement is conditioned on Agent and Lenders receiving from Borrower such additional documents, instruments and agreements as Agent shall specify in its good faith business judgment, in such form as Agent shall specify in its good faith business judgment, including, without limitation, the following:
a.Intellectual Property Security Agreement executed by Additional Borrower in favor of Agent.
b.Certified Resolutions and Incumbency executed by Additional Borrower.
c.Copies of Additional Borrower’s organizational documents, which shall be true, correct and complete as of the date hereof;

Exhibit 10.1
d.Borrower Information Certificate, completed and executed by Additional Borrower, which is true and correct as of the date hereof; and
e.Additional Borrower shall provide Agent with the following with respect to the insurance requirements in Section 5.2 of this Loan Agreement:
i.Property Insurance. An Acord Form 28 showing evidence of property insurance, naming Agent as a certificate holder.
ii.Liability Insurance. An Acord Form 25 showing Agent as a certificate holder.
iii.Insurance Companies. All insurance required pursuant to this Loan Agreement shall be issued by insurance companies in good standing with a current rating of A- or better by A.M. Best Company and a Financial Size Category of VIII or higher.
iv.Name and Address. The Agent name and address format on all insurance related documentation shall be as follows:
1.Pacific Western Bank, its successors and assigns, as agent 406 Blackwell Street, Suite 240 Durham, NC 27701    Attn: Loan Operations Department
5.Legal Expenses. Without limitation on the terms of the Loan Documents, Borrower agrees to reimburse Bank for all its documented costs and expenses (including reasonable attorneys’ fees) incurred in connection with this Amendment. 1 NTD: Please let us know If the intention is to add the Additional Borrower to the existing policies.
6.Representations True. Borrower represents and warrants to Agent and Lenders that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct in all material respects, except as to representations and warranties that relate to a different date, in which case said representations and warranties continue to be true in all material respects as of said date and those representations and warranties that are conditioned by materiality, which shall be true and correct in all respects.
7.General Release. In consideration for Agent and Lenders entering into this Consent, Borrower hereby irrevocably releases and forever discharges Agent, Lenders, and their successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them (collectively, the “Releasees”), from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Consent arising under or in any way related to the Loan Agreement, this Consent or any other Loan Document or any of the transactions contemplated herein or therein (collectively, the “Released Claims”). Borrower hereby irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release. Borrower represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Agent and Lenders against any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys’ fees of counsel of Lenders’ choice and costs, which Lenders may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty.
8.No Waiver. Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement or any other Loan Documents, whether or not known to Agent, except as set forth in Section 1.

Exhibit 10.1
9.General Provisions. Borrower hereby ratifies and confirms the continuing validity, enforceability and effectiveness of the Loan Agreement and all other Loan Documents. This Consent, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Agent, Lenders and Borrower, and the other written documents and agreements between Agent, Lenders and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Agent and Lenders on the one hand and Borrower on the other hand shall continue in full force and effect and the same are hereby ratified and confirmed. This Consent may be executed in multiple counterparts, by different parties signing separate counterparts, and all of the same taken together shall constitute one and the same agreement.
10.Mutual Waiver of Jury Trial. AGENT AND LENDERS AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT IT MAY BE WAIVED. EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS CONSENT, THE LOAN AGREEMENT, OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS CONSENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), ACTION OR INACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY
PARTY HERETO, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM. IF FOR ANY REASON THE PROVISIONS OF THIS SECTION ARE VOID, INVALID OR UNENFORCEABLE, THE SAME SHALL NOT AFFECT ANY OTHER TERM OR PROVISION OF THIS CONSENT, AND ALL OTHER TERMS AND PROVISIONS OF THIS CONSENT SHALL BE UNAFFECTED BY THE SAME AND CONTINUE IN FULL FORCE AND EFFECT

Borrower:	Agent and Lender:
CARDLYTICS, INC.	PACIFIC WESTERN BANK

/s/ Andrew Christiansen	/s/ Mykas Degesys
Andrew Christiansen	Mykas Degesys
Chief Financial Officer (Principal Financial and Accounting Officer)	SVP